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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 29, 2000


                        ADVANCED ENERGY INDUSTRIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                     000-26966                 84-0846841
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)        (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

   1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO                   80525
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (970) 221-4670

                                       N/A

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5. OTHER EVENTS.

Between October 29, 2000 and November 30, 2000, we purchased in the open market an aggregate of $21.7 million principal amount of our 5 1/4% convertible subordinated notes due 2006. Prior to October 29, 2000, we had purchased an aggregate of $31.7 million principal amount of such notes, as reported in our quarterly report on Form 10-Q for the quarter ended September 30, 2000. The aggregate purchase price of the $53.4 million principal amount of notes was approximately $40.8 million. The purchased notes have been cancelled. Approximately $81.6 million principal amount of our notes remain outstanding. We may continue to purchase additional notes in the open market from time to time, if market conditions and our financial position are deemed favorable for such purchases.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 1, 2000                 Advanced Energy Industries, Inc.


                                        By:     /s/ Richard P. Beck
                                                -------------------------------
                                        Title:  Senior Vice President, Chief
                                                Financial Officer, Assistant
                                                Secretary and Director
                                                (Principal Financial Officer and
                                                Principal Accounting Officer)


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